Exhibit 4.1

EXECUTION VERSION

NORFOLK SOUTHERN CORPORATION

5.750% Senior Notes due 2018

INDENTURE

Dated as of April 4, 2008

___________________

U.S. Bank Trust National Association,

Trustee

2

3

Appendix A	-	Provisions Relating to Initial Securities and Exchange Securities
Exhibit 1 to
Appendix A	-	Form of Initial Security
Exhibit A	-	Form of Exchange Security
Exhibit B	-	Form of Transferee Letter of Representation

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08;
		7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	10.03
	(c)	10.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06;
		10.02
	(d)	7.06
314	(a)	4.02;
		10.02
	(b)	N.A.
	(c)(1)	10.04
	(c)(2)	10.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.05
	(f)	4.13
315	(a)	7.01
	(b)	7.05;
		10.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)
	(last sentence)	10.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	10.01

N.A. Means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE dated as of April 4, 2008, between NORFOLK SOUTHERN CORPORATION, a Virginia corporation (the “Company”), and U.S. Bank Trust National Association, a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 5.750% Senior Notes due 2018, to be issued, from time to time, in one or more series as provided in this Indenture (the “Initial Securities”) and, if and when issued pursuant to a registered or private exchange for the Initial Securities, the Company’s 5.750% Senior Notes due 2018 (the “Exchange Securities” and, together with the Initial Securities, the “Securities”):

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01.   Definitions.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Below Investment Grade Ratings Event” means, with respect to the Securities, on any day within the 60-day period (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the Securities are rated below Investment Grade by each and every Rating Agency.  Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Board of Directors” means the Board of Directors of the Company or any duly authorized and constituted committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to close.

“Capital Lease Obligation” means any obligation arising out of any lease of property which is required to be classified and accounted for by the lessee as a capitalized lease on a balance sheet of such lessee under generally accepted accounting principles.

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the Company or its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the Securities.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person and, for purposes of any provision contained herein and expressly required by the TIA, each other obligor on the indenture securities.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer and by its Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Company and Restricted

Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles of the United States, less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) applicable reserves, (iii) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Company and its Subsidiaries, and (iv) Intangible Assets and liabilities relating thereto.

“Corporate Trust Office” means the principal office of the Trustee in the City of New York at which at any particular time its corporate trust business shall be administered.

“Corporation” means a corporation, association, company, limited liability company, joint-stock company, partnership or business trust.

 “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Dollars” or “$” or any similar reference shall mean the coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Event of Default” has the meaning set forth under Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Foreign Government Securities” means, with respect to the Securities that are denominated in a currency other than Dollars, securities that are (i) direct obligations of the government that issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government (the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of such government) which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

“Funded Debt” means (i) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (ii) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) all preferred stock of such Restricted Subsidiary and (iv) all Capital Lease Obligations of a Restricted Subsidiary.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, at any date, without duplication, (i) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments and (ii)

Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as part of a Securitization Transaction.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Intangible Assets” means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

“Investment Grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.

“Issue Date” means the date on which the Original Securities are initially issued.

“Liens” means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the Company or any Restricted Subsidiary which secure Funded Debt.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for repayment or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., as subsidiary of Moody’s Corporation, and its successors.

“Obligation” means any indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“OID Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)           Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities for whose payment or redemption money, U.S. Government Obligations or Foreign Government Securities as contemplated by Section 8.01 in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)           Securities which have been paid pursuant to Section 2.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02, (b) the principal amount of a Security denominated in a foreign currency or currencies shall be the Dollar equivalent, determined by the company and set forth in an Officers’ Certificate on the date of original issuance of such Security, of the principal amount (or, in the case of an OID Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (a) above) of such Security, and (c) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Securities, means the place or places where the principal of (and premium, if any) and interest on the Securities are payable as specified as contemplated by Appendix A.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Subsidiary” means Norfolk Southern Railway Company.

“Purchase Money Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of any Principal Subsidiary acquired after the date any Securities are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the Company or any Subsidiary of acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Receivables” mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the Company or any Subsidiary of the Company of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Repurchase Date” shall have the meaning set forth in Section 4.12.

“Repurchase Offer” shall have the meaning set forth in Section 4.12.

“Repurchase Price” shall have the meaning set forth in Section 4.12.

“Responsible Officer,” when used with respect to the Trustee, means any vice president,  any assistant vice president, any trust officer or assistant trust officer or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performance by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture..

“Restricted Subsidiary” means each Subsidiary of the Company other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Secured Debt” means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on property of the Company or any Restricted Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

“Securities Act” means the Securities Act of 1933.

“Securitization Subsidiary” means a Subsidiary of the Company (i) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (ii) as to which no portion of the Indebtedness or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein

(whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or

(c) one or more Subsidiaries of such Person.

 “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.05; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government’ obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Wholly Owned Subsidiary” means, in respect of any Person, a Subsidiary with respect to which such Person owns, directly or indirectly, all of the Voting Stock.  Unless otherwise required by the context, Wholly Owned Subsidiary shall refer to a Wholly Owned Subsidiary of the Company.

SECTION 1.02.       Other Definitions.

Term	Defined in Section
“Exchange Security”	Appendix A
“Global Security”	Appendix A
“OID”	2.01
“Original Securities”	2.01
“Paying Agent”	2.04
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04
“Registration Agreement”	Appendix A
“Securities Custodian”	Appendix A
“Shelf Registration Statement”	Appendix A

SECTION 1.03.      Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.      Rules of Construction.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4) the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) headings are for convenience of reference only and do not affect interpretation.

SECTION 1.05.      Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided is this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           At any time, the ownership of Securities shall be proved by the Registrar.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

ARTICLE II

The Securities

SECTION 2.01.      Amount of Securities; Issuable in Series.  (a)  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  All Securities shall be identical in all respects other than issue prices and issuance dates.  The Securities may be issued in one or more series; provided, however, that any Securities issued with original issue discount (“OID”) for federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID.  All Securities of any one series shall be substantially identical except as to denomination.

(b)           Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $600,000,000 (the “Original Securities”).  With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A), there shall be established in or pursuant to a Board Resolution, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(1) whether such Securities shall be issued as part of a new or existing series of Securities and, if issued as part of a new series, the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Securities to be authenticated and delivered under this Indenture, which may be issued for an unlimited aggregate principal amount (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A and except for Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(3) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

(4) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective

(5) depositories for such Global Securities; the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered; and any transfer of such Global Security in whole or in part may be registered in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

(6) if applicable, that such Securities shall not be issued in the form of Initial Securities subject to Appendix A, but shall be issued in the form of Exchange Securities as set forth in Exhibit A.

SECTION 2.02.     Form and Dating.  Provisions relating to the Initial Securities of each series and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture.  The Initial Securities of each series and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture.  The Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company.  Each Security shall be dated the date of its authentication.  The terms of the Securities of each series set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

SECTION 2.03.     Execution and Authentication.  (a)  An Officer (and for purposes of this Section 2.03, the term Officer shall include any Vice President of the Company authorized by the Board of Directors) shall sign the Securities for the Company by manual or facsimile signature.

(b)           If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c)           At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.  Other than in the case of the Original Securities, such written order of the Company for the authentication and delivery of such Securities shall be in the form of an Officers’ Certificate.

(d)           A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e)           The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04.    Registrar and Paying Agent.  (a)  The Company shall maintain an office or agency in the City of New York where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency in the City of New York where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

(b)           The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  Such agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

(c)           The Company hereby appoints the Trustee as initial Registrar and initial Paying Agent in connection with the Securities.

SECTION 2.05.    Paying Agent To Hold Money in Trust.  Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.   Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07.    Replacement Securities.  (a)  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

(b)           Every replacement Security is an additional obligation of the Company.

SECTION 2.08.    Outstanding Securities.  (a)  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

(b)           If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

(c)           If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.    Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.    Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and will dispose of all cancelled Securities in accordance with its customary procedures unless the Company directs the Trustee to deliver canceled Securities to the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.    Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.    CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number(s).

ARTICLE III

Redemption

SECTION 3.01.    Notices to Trustee.  (a)  If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 8 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to either paragraph 5 or paragraph 8 of the Securities.

(b)           The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 45 days before the redemption date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.    Selection of Securities To Be Redeemed.  If fewer than all the Securities are to be redeemed pursuant to paragraph 5 of the Securities, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000.  Securities and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03.    Notice of Redemption.  (a)  At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.  The notice shall identify the Securities (including CUSIP number(s)) to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

(b)           At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section 3.03 at least 45 days before the redemption date.

SECTION 3.04.    Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption).  Failure to give notice of any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.    Deposit of Redemption Price.  Prior to or by 10:00 a.m., New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption), on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.    Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

Covenants

SECTION 4.01.    Payment of Principal, Premium and Interest.  The Company covenants and agrees for the benefit of the Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 4.02.    Maintenance of Office or Agency.  (a)  The Company will maintain or cause to be maintained in each Place of Payment for the Securities an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, and the Company hereby initially appoints the Corporate Trust Office of the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)           The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for the Securities for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03.    Money for Securities Payments to Be Held in Trust.  (a)  If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b)           Whenever the Company shall have one or more Paying Agents for the Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c)           The Company will cause each Paying Agent for the Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest on the Securities; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d)           The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e)           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 4.04.    Corporate Existence.  Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise or to retain any Subsidiary if the Company shall determine that the preservation or retention thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries considered as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.05.    Maintenance of Properties.  The Company will cause all properties deemed by the Company to be necessary and useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in such condition, repair and working order and supplied with such equipment and will cause to be made such repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary or appropriate in the performance of its business, provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or of the Subsidiary concerned, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 4.06.    Payment of Taxes and Other Claims.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, and, in each case, only if the failure to pay or discharge could be disadvantageous in any material respect to the Holders (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or otherwise and the Company shall have set aside on its books adequate reserves with respect thereto (if and to the extent required by generally accepted accounting principles).

SECTION 4.07.    Limitations on Liens on Stock or Indebtedness of Principal Subsidiary.  For so long as any Securities issued pursuant to this Indenture are Outstanding, the Company will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, whether owned on the date any Securities are first issued or thereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the Securities) of the Company, any Subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding Securities shall be directly secured equally and ratably with such Obligation.  This Section shall not (i) apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary, (ii) restrict any other property of the Company or its Subsidiaries or (iii) restrict the sale by the Company or any Subsidiary of any stock or indebtedness of any Subsidiary.

SECTION 4.08.    Limitations on Funded Debt.  (a)  For so long as any Securities issued pursuant to this Indenture are Outstanding, the Company will not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

(b)           This Section shall not apply to, and there shall be excluded from Funded Debt in any computation pursuant hereto, Funded Debt secured by: (i) Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary; (ii) Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary; (iii) Liens on real or physical property thereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof; (iv) Liens in favor of the Company or any Restricted Subsidiary; (v) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute, (vi) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1954, as amended; (vii) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business; (viii) Liens incurred (no matter when created) in connection with the Company or a Restricted Subsidiary engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Company or such Restricted Subsidiary; (ix) Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries; (x) Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair; (xi) Liens incurred (no matter when created) in connection with a Securitization Transaction; (xii) Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Company or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding; (xiii) Liens on deposits of the Company or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the Company or a Restricted Subsidiary of financial accommodations to any person in the ordinary course of business; or (xiv) any extension, renewal, refunding or replacement of the foregoing.

SECTION 4.09.    Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.01 and 4.08 of this Indenture with respect to the Securities if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 4.10.    Statement as to Compliance.  The Company will deliver to the Trustee, by May 1 of each year, a written statement, signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, stating, as to each signer thereof, that

(1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision, and

(2) to the best of his knowledge, based on such review, (a) the Company has fulfilled all its obligations under this indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

SECTION 4.11.    [Reserved]

SECTION 4.12.    Change of Control.  (a)  If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company has exercised its right to redeem the Notes pursuant to paragraph 5 of the Securities, the Company will make an offer to each Holder of the Securities to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of such Securities repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the Repurchase Date (defined below). Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of a Change of Control, the Company will mail, or cause to be mailed, a notice to each Holder of the Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice (such offer the “Repurchase Offer” and such date the “Repurchase Date”), which Repurchase Date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

(b)           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

(c)           On the Repurchase Date, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions of Securities properly tendered pursuant to the Repurchase Offer;

(2) deposit with Paying Agent an amount equal to the aggregate Repurchase Price for all Securities or portions of Securities properly tendered; and

(3) deliver, or cause to be delivered, to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being purchased by the Company pursuant to the Repurchase Offer and that all conditions precedent to the repurchase by the Company of Securities pursuant to the Repurchase Offer have been complied with.

(d)           The Trustee will promptly mail, or cause the Paying Agent promptly to mail, to each Holder of Securities, or portions of Securities, properly tendered the Repurchase Price for such Securities or portions of Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Securities surrendered, if applicable; provided that each new Note will be in a principal amount of an integral multiple of $1,000.

(e)           The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Securities or portions of Securities properly tendered and not withdrawn under its offer.

(f)           The parties acknowledge that the Company may not have sufficient funds to repurchase all Securities or portions of Securities properly tendered upon a Change of Control Repurchase Event.

SECTION 4.13.     Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount, if any, of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE V

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 5.01.    Company May Consolidate, Etc., Only on Certain Terms.  The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(1)           in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)           immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02.     Successor Corporation Substituted.  Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved.

ARTICLE VI

Defaults and Remedies

SECTION 6.01.    “Event of Default” wherever used herein with respect to a Security, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)           default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

(3)           default in the performance, or breach, of any covenant or warranty of the Company in this Indenture, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4)           a default under any bond, debenture, note or other evidence of indebtedness for money borrowed or guaranteed by the Company or any Significant Subsidiary or under any mortgage, indenture, equipment trust agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed or guaranteed by the Company or any Significant Subsidiary (including this indenture and including indebtedness in respect of capitalized lease obligations), whether such indebtedness now exists or shall hereafter be created, which, together with all other such defaults, shall have resulted in such indebtedness, in an aggregate principal amount exceeding $100,000,000, becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having discharged, or such acceleration having been rescinded or annulled, or a sum of money sufficient to discharge in full such indebtedness is not deposited in trust, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities a written. notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Section 7.02, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

(5)           the entry by a court having jurisdiction is the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(6)           the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

SECTION 6.02.    Acceleration.  (a)  If an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount (or, if the Securities are OID Securities, such portion of the principal amount as may be specified in the terms of the Securities) of all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

(b)           At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)                 all defaulted interest on all Securities in accordance with Section 2.11,

(B)                 the principal of (and premium, if any, on) any of the Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities,

(C)                 to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)                 all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default with respect to the Securities, other than the nonpayment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 6.03.    Other Remedies.  (a)  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b)           The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.04.    Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities then Outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of, premium, if any, or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of the Securities.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.    Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06.    Limitation on Suits.  (a)  A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered indemnity satisfactory to the Trustee, to the Trustee to pursue a remedy; and

(3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

(b)           The foregoing limitations on the pursuit of remedies by a Holder shall not apply to a suit instituted by a Holder for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07.    Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.    Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09     Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.    Priorities.  (a)  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:  to the Company.

(b)           The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.    Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12.    Waiver of Stay or Extension Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01.    Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)           Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA, and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and Securities Custodian.

(i)           The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Responsible Officer shall have actual knowledge thereof.

SECTION 7.02.    Rights of Trustee.  The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(a)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(b)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care and with the consent of the Company, which consent shall not be unreasonably withheld.

(c)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(d)           The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(f)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03.    Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.    Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.    Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after it is known to a Responsible Officer or written notice of it is received by the Trustee.  Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.    Reports by Trustee to Holders.  (a)  Within 60 days after May 15 each year beginning with May 15, 2009, the Trustee shall mail to each Holder a brief report dated as of such May 15  that complies with TIA § 313(a), if and to the extent required by such subsection.  The Trustee shall also comply with  TIA § 313(b).

(b)           A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed.  The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.    Compensation and Indemnity.  (a)  The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing between the Company and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee against any and all loss, liability, damages, claim or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company has been prejudiced thereby.  The Company shall defend the claim, and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.  The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld.  All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

(b)           To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

(c)           The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6 with respect to the Company, the expenses are intended to constitute expenses of administration under Title 11, United States Code, or any similar federal or state law for the relief of debtors.

SECTION 7.08.    Replacement of Trustee.  (a)  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in aggregate principal amount of the Securities the outstanding may remove the Trustee by an Act so notifying the Trustee and may appoint a successor Trustee, provided that so long as no Default or Event of Default has occurred and is continuing, the Company shall have the right to consent to the successor Trustee, such consent not to be unreasonably withheld.  The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

(b)           If the Trustee resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)           Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Merger.  (a)  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b)           In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.    Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.    Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Satisfaction and Discharge of Indenture

SECTION 8.01.    Satisfaction and Discharge of Indenture.  (a)  This Indenture shall upon Company Request cease to be of further effect as to all Outstanding Securities or all Outstanding Securities, as the case may be (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either:

(A) all Outstanding Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 3.05) have been delivered to the Trustee for cancellation; or

(B) the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust (i) money (either in Dollars or such other currency in which the Securities may be payable) in an amount or, (ii) U.S. Government Obligations or, in the case of Securities denominated in a currency other than Dollars, Foreign Government Securities which through the payment of principal and interest thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under the Securities, money in an amount or (iii) a combination of (i) and (ii) sufficient in the opinion of the Company’s independent certified public accountants expressed in a written certification thereof delivered to the Trustee, without consideration of any reinvestment of such interest, to pay and discharge the entire indebtedness on all Outstanding Securities, as the case may be, not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities, as the case may be;

(3) the Company has delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to effect that, based on federal income tax laws then in effect, the Holders of the Securities, as the case may be, will not recognize income, gain or loss on the Securities, as the case may be, for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.01 and shall be subject to federal income tax in the same amounts and at the same times as would have been the case if such option had not been exercised; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities have been complied with.

(b)           Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money, U.S. Government Obligations and/or Foreign Government Securities shall have been deposited with the Trustee pursuant to subclause (ii) of clause (1) of this Section, the obligations of the Trustee under Section 8.02 and the last paragraph of Section 4.03 shall survive.

SECTION 8.02.    Application of Trust Money.  Subject to the provisions of Section 4.03(e), all money, U.S. Government Obligations and Foreign Government Securities deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE IX

Supplemental Indentures

SECTION 9.01.    Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders of all Securities or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default; or

(4) to add to or to change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

(6) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(7) to secure the Securities: or

(8) to establish new series of Securities as permitted by Section 2.01; or

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

(10) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities in any material respect.

SECTION 9.02.    Supplemental Indentures with Consent of Holders.  (a)  With the consent of the Holders of not less than a majority in principal amount of the outstanding the Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to this Indenture or of modifying in any manner the rights of the Holders of the Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an OID Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
            (3) modify any of the provisions of this Section, Section 6.04 or Section 4.09, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 4.09 or the deletion of this proviso, in accordance with the requirements of Sections 7.08 and 9.01(8).

(b)           A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c)           It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(d)           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture or to revoke (prior to the requisite percentage for such consent to become effective having been obtained) any such consent previously given, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of such requisite percentage having been obtained prior to the date which is 90 days after such record date, such consent shall, automatically and without further action by the Holder, be canceled and of no further force or effect.

SECTION 9.03.    Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04.    Effect of Supplemental Indentures.  Upon the execution of a supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.    Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06      Reference in Securities to Supplemental Indentures.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE X

Miscellaneous

SECTION 10.01.   Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 10.02.   Notices.  (a)  Any notice, communication or Act shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company:

Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510-2191
facsimile: (757) 629-2381

Attention of:  Vice President and Treasurer

if to the Trustee:

U.S. Bank Trust National Association
100 Wall St., Suite 1600
New York, New York 10005
facsimile: (212) 809-4993

Attention of:  Pat Crowley

(b)           The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c)           Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(d)           Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.03.   Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 10.04.   Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) except in the cases of Section 2.01(b) and, in so far as it relates to the authentication of the Original Securities, Section 2.03 under which, in each case, an Officers’ Certificate will not be required, an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) except in the case of Section 3.01 under which an opinion will not be required, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 10.05.   Statements Required in Certificate or Opinion.  Each certificate with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Each opinion with respect to compliance with a covenant or condition provided for in this Indenture shall be in form and substance reasonably satisfactory to the party requesting such opinion and the party giving such opinion.

SECTION 10.06    When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that  a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

SECTION 10.07.   Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

SECTION 10.08.   Governing Law; Waiver of Jury Trial.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 10.09.   No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 10.10.   Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11.   Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 10.12.   Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.13.   Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NORFOLK SOUTHERN CORPORATION,

By /s/ William J. Romig
Name: William J. Romig Title: Vice President and Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By /s/ Patrick J. Crowley
Name: Patrick J. Crowley Title: Vice President

APPENDIX A

FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
RULE 144A, TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
RELIANCE ON REGULATION S AND, SUBJECT TO THE APPLICABLE
PURCHASE AGREEMENT, TO INSTITUTIONAL ACCREDITED INVESTORS.

PROVISIONS RELATING TO INITIAL SECURITIES
AND EXCHANGE SECURITIES

1.    Definitions

1.1  Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(d).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Securities” means the 5.750% Senior Notes due 2018 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Agreement.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchaser(s)” means Barclays Capital Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Initial Securities” means the 5.750% Senior Notes due 2018, to be issued from time to time, in one or more series as provided for in this Indenture.

“Original Securities” means Initial Securities in the aggregate principal amount of $600,000,000 issued on April 4, 2008.

“Private Exchange” means the offer by the Company, pursuant to the Registration Agreement, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means the 5.750% Senior Notes due 2018 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

“Purchase Agreement” means the Purchase Agreement, dated April 1, 2008, among the Company and the Initial Purchaser(s) relating to the Original Securities, or any similar agreement relating to any future sale of Initial Securities by the Company.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Agreement” means the Registration Rights Agreement, dated April 4, 2008, among the Company and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any additional Initial Securities.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities and the Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

1.2  Other Definitions

Term	Defined in Section
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“IAI Global Security”	2.1(a)
“Regulation S”	2.1
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1
“Rule 144A Global Security”	2.1(a)

2.  The Securities

2.1  Form and Dating

           The Initial Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements.  The Initial Securities will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”).  Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, subject to the restrictions on transfer set forth herein.

                       (a)  Global Securities.  Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form (collectively, the “Rule 144A Global Security”), Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more global certificates in definitive, fully registered form (collectively, the “Regulation S Global Security”) and, subject to Section 2.4 hereof, Initial Securities transferred subsequent to the initial resale thereof to IAIs shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form (collectively, the “IAI Global Security”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  The Rule 144A Global Security, IAI Global Security, and Regulation S Global Security are collectively referred to herein as “Global Securities.”  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                       (b)  Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)  Definitive Securities.  Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

2.2  Authentication.  The Trustee shall authenticate and deliver:  (1) Original Securities for original issue in an aggregate principal amount of $600,000,000, (2) additional Initial Securities, if and when issued, in an unlimited aggregate principal amount, and (3) the Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Agreement, for a like principal amount of Initial Securities or Private Exchange Securities, as applicable, upon a written order of the Company signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities.

2.3  Transfer and Exchange.  (a)  Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Registrar or a co-registrar with a request:

(x)  to register the transfer of such Definitive Securities; or

(y)  to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii)  if such Definitive Securities bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)  if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)  if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C)  if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse of the Initial Security) and (ii) if the Company so requests, as provided in the form set forth on the reverse of the Initial Security, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

(b)  Transfer and Exchange of Global Securities.  (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security, and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.  In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements in the form of Exhibit B hereto.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)  In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(c)  Legend.

(i)  Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE DATE SIX MONTHS AFTER THE DATE OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 OF THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH  TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE  COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS

DEFINED IN RULE 501(a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“ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Security will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)  Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

(A)  in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(B)  in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii)  After a transfer of any Initial Securities or Private Exchange Securities, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, all requirements pertaining to restricted securities legends on such Initial Security or such Private Exchange Security will cease to apply, and an Initial Security or Private Exchange Security, as the case may be, in global form without restricted security legends will be available to the transferee of the beneficial interests of such Initial Securities or Private Exchange Securities.  Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without restricted security legends.

(iv)  Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form without the restricted security legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer.  Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without restricted security legends.

(d)  Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced, and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(e)  Obligations with Respect to Transfers and Exchanges of Securities.

(i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.12 and 9.06 of this Indenture).

(iii)  The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

(iv)  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v)  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(f)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4  Definitive Securities

(a)  A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b)  Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Definitive Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiple of $1,000 and registered in such names as the Depository shall direct.  Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c)  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(d)  In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1
to APPENDIX A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE DATE SIX MONTHS AFTER THE DATE OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 OF THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH  TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE  COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S

UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a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“ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

[Regulation “S” Legend]

UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT), BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OR THE EUROCLEAR SYSTEM, OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME. THIS LEGEND WILL BE REMOVED UPON THE EXPIRATION OF SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF FACE OF INITIAL SECURITY]

No.______	[Up to]**$_________

5.750% Senior Note due 2018

CUSIP No. ________

NORFOLK SOUTHERN CORPORATION, a Virginia corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of [    ] Dollars]* [as set forth on the Schedule of Increases or Decreases annexed hereto]** on April 1, 2018.

Interest Payment Dates:  April 1 and October 1, commencing on October 1, 2008.

Record Dates:  March 15 and September 15.

________________________

*  Insert for Definitive Securities.

** Insert for Global Securities.  If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NORFOLK SOUTHERN CORPORATION

By
Name: Title

TRUSTEE’S CERTIFICATE OF
       AUTHENTICATION

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:_________________________
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

5.750% Senior Note due 2018

1.  Interest

(a)  NORFOLK SOUTHERN CORPORATION, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2008.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 4, 2008.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate per annum borne by the Securities, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Securities to the extent lawful.

(b)  Special Interest.  The holder of this Security is entitled to the benefits of a Exchange and Registration Rights Agreement, dated as of April 1, 2008, among the Company and the Initial Purchasers named therein (the “Registration Agreement”).  Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement.  In the event that (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the date which is 180 days following the date of the original issuance of the Securities, (ii) the Exchange Offer Registration Statement is not declared effective within 270 days after the original issuance of the Securities, (iii) if the Exchange Offer Registration Statement is declared effective, the Registered Exchange Offer is not consummated on or prior to 300 days after the date of the original issuance of Securities, (iv) if the Company is required to file the Shelf Registration Statement in accordance with the Registration Agreement, the Company does not so file the Shelf Registration Statement on or prior to the 45th day after the Company’s obligation to file such Shelf Registration Statement arises, (v) if the Company is required to file the Shelf Registration Statement in accordance with the Registration Agreement, the Shelf Registration Statement has not been declared effective by the SEC on or prior to 90 days after the filing obligation arises, or (vi) any Suspension Periods exceed, in the aggregate, 45 days during any 365-day period (each such event referred to in clauses (i) through (v), a “Registration Default”), the Company shall be obligated to pay Additional Interest from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate of 0.25% per annum on the applicable principal amount of Securities held by such Holder for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, provided that the maximum additional rate may in no event exceed 0.50% per annum.

2.  Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company will make all payments in respect of a Definitive Security (including principal and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

Initially, U.S. Bank Trust National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

The Company issued the Securities under an Indenture, dated as of April 4, 2008 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined in the Securities have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are unsubordinated, unsecured obligations of the Company.  This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $600,000,000.  The Securities include the Original Securities, an unlimited aggregate principal amount of additional Initial Securities that may be issued under the Indenture, and any Exchange Securities issued in exchange for Initial Securities.  The Original Securities, such additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.  The

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Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens or Funded Debt. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company.

5.  Optional Redemption

The Securities will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus in each case accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and one other broker-dealer appointed by the Company; or their respective affiliates which

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are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”) or otherwise fails to provide a Reference Treasury Dealer Quotation, the Company shall substitute therefor another Primary Treasury Dealer.

6.  Sinking Fund

The Securities are not subject to any sinking fund.

7.  Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address.  Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Repurchase of Securities at the Option of Holders upon Change of Control

If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company has exercised its right to redeem the Securities as described above, the Company will make an offer to each Holder of the Securities to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of such Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but not including, the Repurchase Date. A “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the Securities, each of which is defined in the Indenture. Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of a Change of Control, the Company will mail, or cause to be mailed, a notice to each Holder of the Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice (such offer the “Repurchase Offer” and such date the “Repurchase Date”), which Repurchase Date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the

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Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

On the Repurchase Date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(1)           accept for payment all Securities or portions of Securities properly tendered pursuant to the Repurchase Offer;

(2)           deposit with the Trustee or with such paying agent as the Trustee may designate (the “Paying Agent”) an amount equal to the aggregate Repurchase Price for all Securities or portions of Securities properly tendered; and

(3)           deliver, or cause to be delivered, to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being repurchased by the Company pursuant to the Repurchase Offer and that all conditions precedent to the repurchase by the Company of Securities pursuant to the Repurchase offer have been complied with.

The Trustee will promptly mail, or cause the Paying Agent promptly to mail, to each Holder of Securities, or portions of Securities, properly tendered the Repurchase Price for such Securities, or portions of Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered, as applicable; provided that each new Security will be in a principal amount of an integral multiple of $1,000.

The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Securities or portions of Securities properly tendered and not withdrawn under its offer.

The Company may not have sufficient funds to repurchase all Securities or portions of Securities properly tendered upon a Change of Control Repurchase Event.

9.  Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for

5

redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

10.  Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge

Subject to certain conditions, the Company at any time may terminate its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected, to execute supplemental indentures for the purpose of adding any provisions to the Indenture or of modifying in any manner the rights of the Holders of the Security; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or any premium payable upon the redemption thereof or the rate of interest thereon, or reduce the amount of principal of an OID Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02 of the Indenture, or change any Place of Payment where, or the coin or currency in which, any Security (or premium, if any, thereon) or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); or (ii) reduce the percentage in principal amount of the Outstanding Securities, the Holders of which are required to consent to any such supplemental indenture or to any waiver of compliance with certain provisions or certain defaults thereunder and their consequences provided for in the Indenture; or (iii) modify any of the provisions of the Indenture relating to supplemental indentures that require consent of Holders, the waiver of past defaults or the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived, without the consent of the

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Holders of each Outstanding Security affected thereby, provided, however, that the consent of the Holders shall not be required with respect to changes in the references to “the Trustee” in Sections 9.02 and 4.09 of the Indenture or with respect to the deletion of this proviso from the Indenture, in accordance with Sections 7.08 and 9.01(b) of the Indenture.  The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities affected thereby, on behalf of all of the Holders of the Securities, to waive any past Default under the Indenture with respect to the Securities, and its consequences, except a Default in the payment of the principal of, or premium, if any, or interest on any Security or a Default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.  Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

14.  Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable.  Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.  The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA,  the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

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16.  No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.  Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

18.  Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

21.  CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

____________________________________________________________________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1)(i) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐
inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

(6)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box  (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                      ____________________________
                                      Your Signature

Signature Guarantee:

Date: ________________________	____________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________________	____________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	NOTICE:	To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[  ].  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 (Change of Control) of the Indenture, check the box:

/    /

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount:

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT A

[FORM OF FACE OF EXCHANGE SECURITY]

No.______	[Up to]** $__________

5.750% Senior Note due 2018

CUSIP No. ________

NORFOLK SOUTHERN CORPORATION, a Virginia corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of [  ] Dollars]* [as set forth on the Schedule of Increases or Decreases annexed hereto]** on April 1, 2018.

Interest Payment Dates: April 1 and October 1, commencing on October 1, 2008.

Record Dates:  March 15 and September 15.

  _______________
** Insert for Global Securities.  If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

* Insert for Definitive Securities.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NORFOLK SOUTHERN CORPORATION,

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
        AUTHENTICATION

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:  ________________________
Authorized Signatory

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[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

5.750% Senior Note due 2018

1.  Interest

NORFOLK SOUTHERN CORPORATION, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2008.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 4, 2008.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate per annum borne by the Securities, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Securities to the extent lawful.

2.  Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company will make all payments in respect of a Definitive Security (including principal and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

Initially, U.S. Bank Trust National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

The Company issued the Securities under an Indenture, dated as of April 4, 2008 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined in the Securities have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are unsubordinated, unsecured obligations of the Company.  This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $600,000,000.  The Securities include the Original Securities, an unlimited aggregate principal amount of additional Initial Securities that may be issued under the Indenture, and any Exchange Securities issued in exchange for Initial Securities.  The Original Securities, such additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens or Funded Debt.  The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company.

5.  Optional Redemption

The Securities will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus in each case accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment  Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

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“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations”  means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and one other broker-dealer appointed by the Company or their affiliates which are primary U.S. Government securities dealers,  and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

6.  Sinking Fund

The Securities are not subject to any sinking fund.

7.  Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address.  Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Repurchase of Securities at the Option of Holders upon Change of Control

If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company has exercised its right to redeem the Securities as described above, the Company will make an offer to each Holder of the Securities to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of such Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but not including, the Repurchase Date. A “Change of

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Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the Securities, each of which is defined in the Indenture. Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of a Change of Control, the Company will mail, or cause to be mailed, a notice to each Holder of the Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice (such offer the “Repurchase Offer” and such date the “Repurchase Date”), which Repurchase Date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

On the Repurchase Date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(1)           accept for payment all Securities or portions of Securities properly tendered pursuant to the Repurchase Offer;

(2)           deposit with the Trustee or with such paying agent as the Trustee may designate (the “Paying Agent”) an amount equal to the aggregate Repurchase Price for all Securities or portions of Securities properly tendered; and

(3)           deliver, or cause to be delivered, to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being repurchased by the Company pursuant to the Repurchase Offer and that all conditions precedent to the repurchase by the Company of Securities pursuant to the Repurchase offer have been complied with.

The Trustee will promptly mail, or cause the Paying Agent promptly to mail, to each Holder of Securities, or portions of Securities, properly tendered the Repurchase Price for such Securities, or portions of Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered, as applicable; provided that each new Security will be in a principal amount of an integral multiple of $1,000.

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The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Securities or portions of Securities properly tendered and not withdrawn under its offer.

The Company may not have sufficient funds to repurchase all Securities or portions of Securities properly tendered upon a Change of Control Repurchase Event.

9.  Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed or 15 days before an Interest Payment Date.

10.  Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge

Subject to certain conditions, the Company at any time may terminate its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected, to execute supplemental indentures for the purpose of adding any provisions to the Indenture or of modifying in any manner the rights of the

5

Holders of the Security; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or any premium payable upon the redemption thereof or the rate of interest thereon, or reduce the amount of principal of an OID Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02 of the Indenture, or change any Place of Payment where, or the coin or currency in which, any Security (or premium, if any, thereon) or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); or (ii) reduce the percentage in principal amount of the Outstanding Securities, the Holders of which are required to consent to any such supplemental indenture or to any waiver of compliance with certain provisions or certain defaults thereunder and their consequences provided for in the Indenture; or (iii) modify any of the provisions of the Indenture relating to supplemental indentures that require consent of Holders, the waiver of past defaults or the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived, without the consent of the Holders of each Outstanding Security affected thereby, provided, however, that the consent of the Holders shall not be required with respect to changes in the references to “the Trustee” in Sections 9.02 and 4.09 of the Indenture or with respect to the deletion of this proviso from the Indenture, in accordance with Sections 7.08 and 9.01(b) of the Indenture.  The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities affected thereby, on behalf of all of the Holders of the Securities, to waive any past Default under the Indenture with respect to the Securities, and its consequences, except a Default in the payment of the principal of, or premium, if any, or interest on any Security or a Default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.  Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

14.  Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable.  Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain

6

limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.  The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA,  the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.  Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

18.  Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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20.  Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

21.  CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

_____________________________________________________________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________
Sign exactly as your name appears on the other side of this Security.  Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 (Change of Control) of the Indenture, check the box:

/    /

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount:

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

2

EXHIBIT B

Form of
Transferee Letter of Representation

[Company]

In care of
[          ]
[          ]
[          ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[  ] principal amount of the 5.750% Senior Notes due 2018 (the “Securities”) of Norfolk Southern Corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:  ________________________

Address:  ______________________

Taxpayer ID Number: _____________

The undersigned represents and warrants to you that:

1.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.  We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is six months after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities

Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $100,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

by:

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